UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)


                         NATIONAL HEALTH PARTNERS, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                         National Health Partners, Inc.
                          120 Gibraltar Road, Suite 107
                                Horsham, PA 19044
                                 (215) 682-7114

                  Notice of Proposed Action by Written Consent
                              of the Holders of the
     Majority of the Voting Power to be taken on or about February 15, 2013


To the Stockholders of National Health Partners, Inc.

Notice is hereby given that upon written consent by the holders of a majority of the voting power of National Health Partners, Inc. ("Company"), the Company intends to take certain action as more particularly described in this Information Statement. The action will be effected on or after 20 days from the date this Information Statement is mailed to stockholders, which mailing is expected to be on or about January 25, 2013.

Only stockholders of record at the close of business on January 8, 2013 will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                        By Order of the Board of Directors


                                        /s/ David M. Daniels
                                        --------------------------------------
                                        David M. Daniels
                                        Chairman of the Board

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                         National Health Partners, Inc.
                          120 Gibraltar Road, Suite 107
                                Horsham, PA 19044
                                 (215) 682-7114

                              INFORMATION STATEMENT
                CONSENT ACTION BY STOCKHOLDERS WITHOUT A MEETING

     This Information Statement is furnished to all holders of the Common Stock of the Company in connection with proposed action by the holders of the majority of the voting power of the Company to take the following action:

     * To approve an amendment to the Company's Articles of Incorporation to increase the authorized capital stock to 505,000,000 comprised of 500,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, and reverse split of our Common Stock on the ratio of 1:100.

     The action is proposed to occur on or about February 15, 2013. This Information Statement is first being mailed to stockholders on or about January 25, 2013.

     Only stockholders of record at the close of business on January 8, 2013 are entitled to notice of the action to be taken. There will be no vote on the matters by the stockholders of the Company because the proposed action will be accomplished by the written consent of the holders of the majority voting power of the Company as allowed by the Indiana Business Corporation Law. The elimination of the need for a special meeting of the stockholders to approve the actions set forth herein is authorized by Indiana Business Corporation Law, which provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted.

     The holders of the majority of the issued and outstanding Common Stock of the Company have adopted, ratified and approved resolutions to effect the action described. No other votes are required or necessary.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                         DISSENTER'S RIGHTS OF APPRAISAL

     The Indiana Business Corporation Law ("INDIANA LAW") does not provide for dissenter's rights of appraisal in connection with the corporate action to be taken.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Board of Directors has fixed the close of business on January 8, 2013 as the record date for the determination of the common stockholders entitled to notice of proposed action by written consent. At the record date, the Company had outstanding 245,303,252 shares of Common Stock, par value $.001 per share. The holders of the majority of the issued and outstanding Common Stock on the record date have signed a written consent to the taking of the corporate action described. This written consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

                          CORPORATE ACTIONS TO BE TAKEN

OVERVIEW

     The Company currently has authorized capital stock of 250,000,000 shares, all of which is Common Stock. On January 9, 2013, our Board of Directors, and as of January 9, 2013, eight (8) stockholders holding a majority (51.23%) of the voting rights in the Company, approved an amendment to the Articles of Incorporation to increase the number of authorized shares of capital stock to 505,000,000, including 500,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock and to effect a reverse split of the issued and outstanding shares of our Common Stock on a ratio of one (1) share for every 100 shares (1:100).

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

INCREASE IN AUTHORIZED COMMON STOCK AND AUTHORIZATION OF PREFERRED STOCK

     We believe that it is in the best interests of the Company and its stockholders that the authorized capital stock be increased to 505,000,000 shares, including 500,000,000 shares of Common Stock, par value $.001 per share, and that 5,000,000 shares of Preferred Stock, par value $.001 per share, be authorized. The increase in our authorized capital stock will provide the Company with needed stock to enable us to undertake financing transactions in which the Company may employ the common stock, including transactions to raise working capital through the sale of common stock. Since the Board of Directors believes that the currently authorized number of shares is not sufficient to meet anticipated needs in the immediate future, the Board considers it desirable that the Company have the flexibility to issue an additional amount of Common Stock and authorize 5,000,000 shares of Preferred Stock without further stockholder action, unless otherwise required by law or other regulations. The availability of these additional shares will enhance the Company's flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings and other corporate purposes and will allow such shares to be issued without the expense and delay of a special stockholders' meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company's securities may then be listed. At the present time, the Company has no plans, proposals or arrangements, written or otherwise, to issue any shares of Preferred Stock or to enter into a merger or acquisition transaction.

     In certain circumstances, a proposal to increase the authorized capital stock may have an anti-takeover effect. The authorization of classes of preferred or common stock with either specified voting rights or rights providing for the approval of extraordinary corporate action may be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company by diluting the stock ownership of any persons seeking to obtain control of the Company. Management of the Company might use the additional authorized capital stock to resist or frustrate a third-party transaction which might provide an above-market premium that is favored by a majority of the independent stockholders. Management of the Company has no present plans to adopt any proposals or to enter into other arrangements that may have material anti-takeover consequences. There are no anti-takeover provisions in the Company's Articles of Incorporation, Bylaws or other governing documents.

     The creation of a new class of Common and/or Preferred Stock could have potential negative consequences on the voting power of existing stockholders. For example, the creation of special voting rights such as the right to vote as a separate class on certain corporate actions; the granting of voting rights equal to a certain multiple of shares held; or the right to convert into Common Stock on greater than a one-for-one basis, all of which has the potential to decrease the voting power of the shares of Common Stock held by existing stockholders.

REVERSE SPLIT OF THE NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK ON A RATIO OF 1:100

     Our Board of Directors believes that the price of our Common Stock is too low and could be a deterrent for some, if not most of the companies with whom the Company is currently trying to conduct business. Also, as a result of certain clearing firms' refusal to accept deposits of physical stock certificates of companies with stock prices of $.10 or less, our Board of Directors believes that it is in the best interests of our stockholders for the Company to implement a one (1) share for every 100 shares reverse stock split in an effort to proportionately raise the per share price of the Company's common stock by reducing the number of outstanding shares. Our Board of Directors also believes that the Company's stockholders will benefit from relatively lower trading costs for a higher priced stock. The Board of Directors is not implementing the reverse stock split in anticipation of any "going private" transaction and the reverse split will not have a "going private" effect.

MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

     The reverse stock split will be effected simultaneously for all of the Common Stock and the ratio will be the same for all of the Common Stock. The reverse stock split will not materially affect any stockholder's percentage ownership interest in the Company.

     The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from 245,303,252 to 2,453,032.52 shares. Fractional shares resulting from the reverse split will be rounded up to the nearest one whole share. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales. Other than the value of one whole share of post-reverse stock split Common Stock that will be issued by the Company in exchange for fractional shares held by a stockholder, no gain or loss should be recognized by a stockholder upon a stockholder's exchange of pre-reverse split shares for post-reverse stock split shares. See "FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT," below.

AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

     Since the Company is reverse splitting the outstanding Common Stock and not the authorized shares of Common Stock, after the reverse stock split the Company will have more authorized (but unissued) shares to issue in the future. The additional shares of Common Stock that will become available for issuance could be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the reverse stock split has been prompted by business and financial considerations, stockholders nevertheless should be aware that approval of the proposal could facilitate future efforts by our management to deter or prevent a change in control of the Company.

NO APPRAISAL OR DISSENTER'S RIGHTS

     Under the Indiana Business Corporation Law, stockholders are not entitled to appraisal or dissenter's rights with respect to the proposed amendment to the Articles of Incorporation to effect the reverse stock split and we will not independently provide stockholders with any such right.

EFFECT ON REGISTERED AND BENEFICIAL STOCKHOLDERS

     Upon the effectiveness of the reverse stock split, the Company intends to treat stockholders holding the Common Stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT

     The Company will promptly file Articles of Amendment of the Articles of Incorporation with the Secretary of State of the State of Indiana to amend its existing Articles of Incorporation. The reverse stock split will become effective as of February 15, 2013, which is referred to as the "effective date."

     Beginning on the effective date, each certificate representing the pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the amended Articles of Amendment is set forth in Appendix A to this Information Statement. The text of the Articles of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Indiana and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

CERTAIN RISK FACTORS ASSOCIATED WITH THE REVERSE STOCK SPLIT

     Implementation of the reverse stock split entails various risks and uncertainties, including, but not limited to, the following:

     * There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

     * After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

     * There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investment guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

     * The reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

POTENTIAL ANTI-TAKEOVER EFFECT

     Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company, the reverse stock split is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company. Other than the reverse stock split, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

     Release No. 34-15230 of the Staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. However, the purpose of the reverse stock split is to raise the per share price of the Common Stock and to attract potential institutional investors and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that could be favored by a majority of the independent stockholders, the Company has no intent or plan to employ the resulting additional unissued authorized shares as an anti-takeover device.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders who hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

     ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER RELATED TO THE REVERSE STOCK SPLIT.

     Other than the issuance of one whole share of post-reverse stock split Common Stock for fractional shares, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefor. Stockholders who receive one whole share of post-reverse stock split Common Stock may recognize gain or loss based on their adjusted basis in the fractional share interests exchanged for such additional whole share of Common Stock. However, the tax impact on any individual stockholder would not be material. A stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

                 DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

     Our current authorized capital, prior to the proposed increase in our authorized capital stock, consists of 250,000,000 shares of Common Stock, par value $.001 per share. As of January 8, 2013, there were 245,303,252 shares of Common Stock issued and outstanding. There were no shares of Preferred Stock authorized, issued or outstanding. Each share of Common Stock is entitled to one
(1) vote on all matters to come before a vote of the stockholders of the Company.

VOTE REQUIRED FOR APPROVAL

     Indiana Law and our bylaws permit the holders of a majority of the shares of the outstanding Common Stock of our Company to approve and authorize actions by written consent as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. On January 9, 2013, our Board of Directors approved the corporate actions described in this Information Statement and recommended that the proposed actions be presented to the stockholders for approval. As of January 9, 2013, eight (8) holders of an aggregate of 125,680,620 shares of Common Stock, representing approximately 51.23% of the total shares of Common Stock entitled to vote on the action set forth herein, consented in writing without a meeting of stockholders.

               SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
                          AND FIVE PERCENT STOCKHOLDERS

     The following table sets forth certain information concerning the ownership of the Company's Common Stock as of January 8, 2013 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. To the knowledge of the Company, each stockholder listed below possesses sole voting and investment power with respect to the shares indicated.

 Name and Address                      Amount and Nature of           Percent
of Beneficial Owner                    Beneficial Ownership           of Class
-------------------                    --------------------           --------

David M. Daniels                              5,442,948                 2.22%
120 Gibraltar Road, Suite 107
Horsham, PA 19044

Patricia S. Bathurst                            332,600             Less than 1%
120 Gibraltar Road, Suite 107
Horsham, PA 19044

Steven Adelstein                             21,000,000                 8.56%
7076 Spyglass Avenue
Parkland, FL 33076

Tammy Shnider                                34,850,000                14.21%
3764 Moon Bay Circle
Wellington, FL 33414

Elwood Ramos                                 20,200,000(1)              8.23%
45-455 Lehua St
Honokaa, HI 96727

All officers and directors
 as a group (2 persons)                       5,775,548                 2.36%

----------
(1) Represents 20,000,000 shares held of record by Palekoki Ranch, and 200,000 shares held of record by Jack Ramos Ranch, Inc. over which Elwood Ramos has sole dispositive and voting power.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

     No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons, has any substantial interest, direct or indirect, in proposed amendment to the Company's Articles of Incorporation which differs from that of other stockholders of the Company. No director of the Company opposes the proposed amendment of the Company's Articles of Incorporation.

                             ADDITIONAL INFORMATION

     Additional information may be obtained from National Health Partners, Inc. and matters which have been filed with the Securities and Exchange Commission through its "Electronic Data Gathering, Analysis and Retrieval System" or "EDGAR" may be viewed online or at the offices of the U.S. Securities and Exchange Commission at 100 F Street N.E., Washington, DC 20549-2736.

Dated: January 25, 2013

                                   APPENDIX A

                       Excerpt from Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of
                         National Health Partners, Inc.


                                  "Article III

The total number of shares of capital stock which the Corporation shall have authority to issue is Five Hundred Five Million (505,000,000), of which Five Hundred Million (500,000,000) shares shall be Common Stock, $.001 par value per share, and Five Million (5,000,000) shares shall be Preferred Stock, $.001 par value.

The 245,303,252 outstanding shares of the Corporation's Common Stock outstanding on the effective date of this amendment shall be reverse split on the basis of one (1) share for every one hundred (100) shares, resulting in 2,453,032.52 shares being outstanding. Fractional shares resulting from this reverse stock split shall be rounded up to the next one whole share."